Exhibit 99.1

Contact:	Lauralee Martin
Title:	Chief Operating and Financial Officer
Phone:	+1 312 228 2073

Jones Lang LaSalle Reports First-Quarter 2011 Results

Revenue of $688 million, up 18 percent from the first quarter of 2010

CHICAGO, April 26, 2011 – Jones Lang LaSalle Incorporated (NYSE: JLL) today reported net income of $1.5 million on a U.S. GAAP basis, or $0.03 per share, for the quarter ended March 31, 2011, compared with net income of $0.2 million on a U.S. GAAP basis, or $0.01 per share, for the quarter ended March 31, 2010. Revenue for the first quarter of 2011 was $688 million, an increase of 18 percent in U.S. dollars, 16 percent in local currency, compared with the first quarter of 2010. The firm’s earnings before interest, taxes, depreciation and amortization (“EBITDA”) were $28 million for the first quarter of 2011 compared with EBITDA of $29 million for the same period in 2010.

First-Quarter 2011 Highlights:

•	Solid revenue growth; transaction pipelines strengthening in all regions

•	Robust Americas Leasing performance with revenue up 35 percent

•	LaSalle Investment Management raised $1.5B of net capital commitments

•	Semi-annual dividend increased to $0.15 per share, from $0.10 per share

“Positive year-over-year revenue performance continued in the first quarter with good momentum building in our businesses,” said Colin Dyer, President and Chief Executive Officer of Jones Lang LaSalle. “Our healthy new business pipelines across the globe make us optimistic about our revenue and profit prospects as we move into the seasonally stronger quarters of the year,” Dyer added.

Jones Lang LaSalle Reports First-Quarter 2011 Results – Page 2

Consolidated Business Line Revenue Comparison (in millions)

	Three Months Ended March 31,		Percentage Change
	2011	2010	% in USD	% in LC
Real Estate Services (“RES”)
Leasing	$210.1	$170.4	23%	22%
Capital Markets & Hotels	66.0	52.3	26%	22%
Property & Facility Management	186.5	160.5	16%	12%
Project & Development Services	93.7	68.2	37%	36%
Advisory, Consulting and Other	64.9	63.9	2%	0%

Total RES revenue	$621.2	$515.3	21%	18%
LaSalle Investment Management
Advisory fees	$61.3	$58.4	5%	2%
Transaction and Incentive fees	5.4	7.0	(23%)	(27%)

Total LaSalle Investment Management	$66.7	$65.4	2%	(1%)

Total firm revenue	$687.9	$580.7	18%	16%

Operating expenses were $676 million for the first quarter, an increase of 20 percent, 18 percent in local currency, compared with operating expenses excluding Restructuring charges in 2010. The year-over-year increase was principally driven by variable costs to support revenue growth and by certain unusual expense items. These unusual items, while not classified as Restructuring charges, totaled more than $9 million and included accelerated compensation costs from acquisitions, reserves for third-party claims and a large contribution to Japanese disaster relief. Since the unusual items were incurred in the firm’s seasonally slowest quarter of the year, they impacted operating income and EBITDA margins more significantly than if they had been incurred in a later quarter.

Balance Sheet and Dividend

The firm’s net debt position, which includes deferred acquisition obligations, decreased by $184 million compared with March 31, 2010, to $512 million. Outstanding debt on the firm’s long-term credit facility decreased by $57 million compared with a year ago, to $278 million at quarter end.

The firm announced that its Board of Directors declared a semi-annual dividend of $0.15 per share, an increase from the $0.10 per share dividend payment made in December 2010. The dividend payment will be made on June 15, 2011, to holders of record at the close of business on May 16, 2011.

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Jones Lang LaSalle Reports First-Quarter 2011 Results – Page 3

Business Segment First-Quarter Performance Highlights

Americas Real Estate Services

First-quarter revenue in the Americas region was $288 million, an increase of $60 million, or 26 percent, over the prior year. Leasing revenue grew 35 percent, demonstrating the strength and scale of Americas’ leasing business. Capital Markets and Hotels also generated strong growth in the quarter, more than doubling to $20 million.

	Three Months Ended March 31,		Percentage Change
Americas (in millions)	2011	2010	% in USD	% in LC
Leasing	$143.1	$106.2	35%	34%
Capital Markets & Hotels	19.8	9.5	108%	107%
Property & Facility Management	66.7	58.2	15%	14%
Project & Development Services	37.2	31.5	18%	18%
Advisory, Consulting and Other	20.7	22.8	(9%)	(10%)

Operating revenue	$287.5	$228.2	26%	26%
Equity earnings	0.6	0.2	n/m	n/m

Total segment revenue	$288.1	$228.4	26%	26%

n/m – not meaningful

Operating expenses were $279 million in the first quarter, 27 percent higher than a year ago. The increase was largely due to higher incentive compensation expense and, to a lesser extent, the accounting treatment of approximately $3 million of accelerated compensation costs associated with acquisitions. Variable operating expenses such as Travel & Entertainment and Marketing also were higher as revenue-generating activities increased commensurate with stronger pipelines of future business. EBITDA increased to $19 million from $18 million in the first quarter of 2010.

EMEA Real Estate Services

EMEA’s revenue in the first quarter of 2011 was $168 million compared with $151 million in 2010, an increase of 11 percent, 10 percent in local currency. The most significant component of the revenue increase was in Project & Development Services (“PDS”), which includes the Tetris fit-out business where gross contracts include subcontractor costs. Market recoveries across the region continued to be mixed, resulting in varied performance from one country to the next. Performance in our three biggest countries, Germany, England and France, continued to be strong.

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Jones Lang LaSalle Reports First-Quarter 2011 Results – Page 4

	Three Months Ended March 31,		Percentage Change
EMEA (in millions)	2011	2010	% in USD	% in LC
Leasing	$37.2	$38.8	(4%)	(5%)
Capital Markets & Hotels	28.7	26.2	10%	6%
Property & Facility Management	35.9	34.5	4%	2%
Project & Development Services	38.4	26.0	48%	47%
Advisory, Consulting and Other	28.0	25.9	8%	7%

Operating revenue	$168.2	$151.4	11%	10%
Equity losses	(0.1)	—	n/m	n/m

Total segment revenue	$168.1	$151.4	11%	10%

n/m – not meaningful

Operating expenses were $181 million in the first quarter, an increase of 13 percent from the prior year, 11 percent in local currency. Subcontractor costs related to the PDS business line increased by more than $8 million compared to the prior year. Variable compensation, driven by higher revenue, and operating costs, driven by a greater level of revenue-generating activities, also contributed to the increase. EBITDA was a loss of $8 million, compared with a loss of $5 million in the first quarter of 2010.

Asia Pacific Real Estate Services

Revenue in Asia Pacific was $165 million for the first quarter of 2011, compared with $136 million for the same period in 2010, an increase of 22 percent, 15 percent in local currency. The year-over-year increase was largely driven by growth in India, Greater China and Australia.

	Three Months Ended March 31,		Percentage Change
Asia Pacific (in millions)	2011	2010	% in USD	% in LC
Leasing	$29.8	$25.4	17%	11%
Capital Markets & Hotels	17.5	16.6	5%	(1%)
Property & Facility Management	83.9	67.8	24%	16%
Project & Development Services	18.1	10.7	69%	62%
Advisory, Consulting and Other	16.2	15.2	7%	1%

Operating revenue	$165.5	$135.7	22%	15%
Equity earnings	—	—	n/m	n/m

Total segment revenue	$165.5	$135.7	22%	15%

n/m – not meaningful

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Jones Lang LaSalle Reports First-Quarter 2011 Results – Page 5

Operating expenses for the region were $160 million for the quarter, an increase of 23 percent, 15 percent in local currency on a year-over-year basis. The increase was principally due to staff and vendor costs that related to a higher volume of PDS work as well as other corporate client activities. Unusual expense items related to the region included the firm’s $1.3 million donation for disaster relief in Japan. EBITDA totaled $8 million, consistent with the first quarter of 2010.

LaSalle Investment Management

LaSalle Investment Management’s first-quarter Advisory fees were $61 million, 5 percent higher compared with the first quarter of 2010, primarily related to favorable valuation increases in the securities business. The business also recognized $2 million of Transaction fees from asset purchases in the first quarter of 2011.

LaSalle Investment Management	Three Months Ended March 31,		Percentage Change
(in millions)	2011	2010	% in USD	% in LC
Advisory fees	$61.3	$58.4	5%	2%
Transaction and Incentive fees	5.4	7.0	(23%)	(27%)

Operating revenue	$66.7	$65.4	2%	(1%)
Equity losses	(2.5)	(6.3)	n/m	n/m

Total revenue	$64.2	$59.1	9%	5%

n/m – not meaningful

During the quarter, LaSalle Investment Management raised $1.5 billion of net equity, primarily in equity commitments from separate account clients and in the public securities business. Assets under management were $43.0 billion, compared with $41.3 billion at December 31, 2010. EBITDA was $10 million, an increase from $9 million in the first quarter of 2010.

Summary

The firm’s revenue growth momentum continued in the first quarter of 2011 and prospects for the remainder of 2011 are positive. The firm’s corporate clients are showing increased confidence to make decisions, pipelines are robust and LaSalle continues to perform well and raise capital. The balance sheet remains strong and the firm is well positioned to take advantage of a consolidating industry.

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Jones Lang LaSalle Reports First-Quarter 2011 Results – Page 6

About Jones Lang LaSalle

Jones Lang LaSalle (NYSE: JLL) is a financial and professional services firm specializing in real estate. The firm offers integrated services delivered by expert teams worldwide to clients seeking increased value by owning, occupying or investing in real estate. With 2010 global revenue of more than $2.9 billion, Jones Lang LaSalle serves clients in 60 countries from 1,000 locations worldwide, including 185 corporate offices. The firm is an industry leader in property and corporate facility management services, with a portfolio of approximately 1.8 billion square feet worldwide. LaSalle Investment Management, the company’s investment management business, is one of the world’s largest and most diverse in real estate with more than $43 billion of assets under management. For further information, please visit the company’s website, www.joneslanglasalle.com.

200 East Randolph Drive Chicago Illinois 60601

22 Hanover Square London W1A 2BN

9 Raffles Place #39–00 Republic Plaza Singapore 048619

Statements in this press release regarding, among other things, future financial results and performance, achievements, plans and objectives and dividend payments may be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements involve known and unknown risks, uncertainties and other factors which may cause actual results, performance, achievements, plans and objectives of Jones Lang LaSalle to be materially different from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially include those discussed under “Business,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Quantitative and Qualitative Disclosures about Market Risk,” and elsewhere in Jones Lang LaSalle’s Annual Report on Form 10-K for the year ended December 31, 2010, and in other reports filed with the Securities and Exchange Commission. There can be no assurance that future dividends will be declared since the actual declaration of future dividends, and the establishment of record and payment dates, remains subject to final determination by the Company’s Board of Directors. Statements speak only as of the date of this release. Jones Lang LaSalle expressly disclaims any obligation or undertaking to update or revise any forward-looking statements contained herein to reflect any change in Jones Lang LaSalle’s expectations or results, or any change in events.

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Jones Lang LaSalle Reports First-Quarter 2011 Results – Page 7

Conference Call

The firm will conduct a conference call for shareholders, analysts and investment professionals on Wednesday, April 27 at 9:00 a.m. EDT.

To participate in the teleconference, please dial into one of the following phone numbers five to 10 minutes before the start time:

• U.S. callers:	+1 877 800 0896

• International callers:	+1 706 679 7364

• Pass code:	59542775

Webcast

Follow these steps to listen to the webcast:

1. You must have a minimum 14.4 Kbps Internet connection

2. Log on to http://www.videonewswire.com/event.asp?id=78464 and follow instructions

3. Download free Windows Media Player software: (link located under registration form)

4. If you experience problems listening, send an e-mail to prnwebcast@multivu.com

Supplemental Information

Supplemental information regarding the first quarter 2011 earnings call has been posted to the Investor Relations section of the company’s website: www.joneslanglasalle.com.

Conference Call Replay

Available: 12:00 p.m. EDT Wednesday, April 27 through 11:59 p.m. EDT May 4 at the following numbers:

• U.S. callers:	+1 800 642 1687

• International callers:	+1 706 645 9291

• Pass code:	59542775

Web Audio Replay

Audio replay will be available for download or stream. This information and link is also available on the company’s website: www.joneslanglasalle.com.

If you have any questions, call Yvonne Peterson of Jones Lang LaSalle’s Investor Relations department at +1 312 228 2919.

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JONES LANG LASALLE INCORPORATED

Consolidated Statements of Operations

For the Three Months Ended March 31, 2011 and 2010

(in thousands, except share data)

(Unaudited)

	Three Months Ended March 31,
	2011	2010
Revenue	$687,864	$580,662
Operating expenses:
Compensation and benefits	461,357	387,381
Operating, administrative and other	196,126	156,453
Depreciation and amortization	18,315	17,713
Restructuring charges	—	1,120

Total operating expenses	675,798	562,667

Operating income	12,066	17,995
Interest expense, net of interest income	7,963	11,330
Equity losses from unconsolidated ventures	(1,971)	(6,127)

Income before income taxes and noncontrolling interest	2,132	538
Provision for income taxes	533	124

Net income	1,599	414
Net income attributable to noncontrolling interest	109	168

Net income attributable to the Company	$1,490	$246

Net income attributable to common shareholders	$1,490	$246

Basic earnings per common share	$0.03	$0.01

Basic weighted average shares outstanding	42,846,799	41,913,100

Diluted earnings per common share	$0.03	$0.01

Diluted weighted average shares outstanding	44,359,055	43,949,850

EBITDA	$28,301	$29,413

Please reference attached financial statement notes.

JONES LANG LASALLE INCORPORATED

Segment Operating Results

For the Three Months Ended March 31, 2011 and 2010

(in thousands)

(Unaudited)

	Three Months Ended March 31,
	2011	2010
REAL ESTATE SERVICES
AMERICAS
Revenue:
Operating revenue	$287,445	$228,199
Equity earnings	653	205

	288,098	228,404
Operating expenses:
Compensation, operating and administrative expenses	269,557	210,450
Depreciation and amortization	9,908	8,856

	279,465	219,306

Operating income	$8,633	$9,098

EBITDA	$18,541	$17,954

EMEA
Revenue:
Operating revenue	$168,245	$151,405
Equity losses	(113)	(18)

	168,132	151,387
Operating expenses:
Compensation, operating and administrative expenses	176,310	156,259
Depreciation and amortization	4,909	4,719

	181,219	160,978

Operating loss	$(13,087)	$(9,591)

EBITDA	$(8,178)	$(4,872)

ASIA PACIFIC
Revenue:
Operating revenue	$165,450	$135,645
Equity earnings	—	—

	165,450	135,645
Operating expenses:
Compensation, operating and administrative expenses	156,999	127,099
Depreciation and amortization	2,945	3,239

	159,944	130,338

Operating income	$5,506	$5,307

EBITDA	$8,451	$8,546

LASALLE INVESTMENT MANAGEMENT
Revenue:
Operating revenue	$66,724	$65,413
Equity losses	(2,511)	(6,314)

	64,213	59,099
Operating expenses:
Compensation, operating and administrative expenses	54,618	50,026
Depreciation and amortization	552	899

	55,170	50,925

Operating income	$9,043	$8,174

EBITDA	$9,595	$9,073

Total segment revenue	685,893	574,535
Reclassification of equity losses	(1,971)	(6,127)

Total revenue	$687,864	$580,662

Total operating expenses before restructuring charges	675,798	561,547

Operating income before restructuring charges	$12,066	$19,115

Please reference attached financial statement notes.

JONES LANG LASALLE INCORPORATED

Consolidated Balance Sheets

March 31, 2011, December 31, 2010 and March 31, 2010

(in thousands)

	March 31, 2011 (Unaudited)	December 31, 2010	March 31, 2010 (Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$100,951	$251,897	$59,720
Trade receivables, net of allowances	698,292	721,486	595,767
Notes and other receivables	89,703	76,374	83,131
Warehouse receivables	113,257	—	—
Prepaid expenses	38,577	41,195	31,963
Deferred tax assets	78,359	82,740	79,634
Other	15,889	21,149	14,286

Total current assets	1,135,028	1,194,841	864,501
Property and equipment, net of accumulated depreciation	202,774	198,685	200,674
Goodwill, with indefinite useful lives	1,479,418	1,444,708	1,422,745
Identified intangibles, with finite useful lives, net of accumulated amortization	29,189	29,025	33,833
Investments in real estate ventures	178,158	174,578	168,750
Long-term receivables	59,263	42,735	50,168
Deferred tax assets	144,081	149,020	139,565
Other	119,719	116,269	101,557

Total assets	$3,347,630	$3,349,861	$2,981,793

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$335,228	$400,681	$299,556
Accrued compensation	354,898	554,841	275,747
Short-term borrowings	42,517	28,700	46,669
Deferred tax liabilities	3,942	3,942	1,164
Deferred income	44,506	45,146	32,646
Deferred business acquisition obligations	153,540	163,656	97,577
Warehouse facility	113,257	—	—
Other	117,467	99,346	108,815

Total current liabilities	1,165,355	1,296,312	862,174
Noncurrent liabilities:
Credit facilities	278,000	197,500	334,999
Deferred tax liabilities	18,103	15,450	5,504
Deferred compensation	9,963	15,130	18,776
Pension liabilities	4,741	5,031	6,854
Deferred business acquisition obligations	138,784	134,889	275,619
Minority shareholder redemption liability	33,775	34,118	32,918
Other	83,882	79,496	78,427

Total liabilities	1,732,603	1,777,926	1,615,271
Company shareholders' equity:
Common stock, $.01 par value per share, 100,000,000 shares authorized;
42,910,988, 42,659,999 and 42,033,336 shares issued and outstanding as of
March 31, 2011, December 31, 2010, and March 31, 2010, respectively	429	427	420
Additional paid-in capital	889,118	883,046	861,898
Retained earnings	677,887	676,397	531,703
Shares held in trust	(6,270)	(6,263)	(5,003)
Accumulated other comprehensive income (loss)	50,709	15,324	(26,164)

Total Company shareholders' equity	1,611,873	1,568,931	1,362,854
Noncontrolling interest	3,154	3,004	3,668

Total equity	1,615,027	1,571,935	1,366,522

Total liabilities and equity	$3,347,630	$3,349,861	$2,981,793

Please reference attached financial statement notes.

JONES LANG LASALLE INCORPORATED

Summarized Consolidated Statements of Cash Flows

For the Three Months Ended March 31, 2011 and 2010

(in thousands)

(Unaudited)

	Three Months Ended March 31,
	2011	2010
Cash used in operating activities	$(197,179)	$(146,332)
Cash used in investing activities	(31,587)	(23,784)
Cash provided by financing activities	77,820	160,573

Net decrease in cash and cash equivalents	(150,946)	(9,543)
Cash and cash equivalents, beginning of period	251,897	69,263

Cash and cash equivalents, end of period	$100,951	$59,720

Please reference attached financial statement notes.

JONES LANG LASALLE INCORPORATED

Financial Statement Notes

1.	EBITDA represents earnings before interest expense, net of interest income, income taxes, depreciation and amortization. Although EBITDA is a non-GAAP financial measure, it is used extensively by management and is useful to investors and lenders as a metric for evaluating operating performance and liquidity. The firm believes that EBITDA is an indicator of ability to service existing debt, to sustain potential future increases in debt and to satisfy capital requirements. EBITDA is also used in the calculations of certain covenants related to the firm’s revolving credit facility. However, EBITDA should not be considered as an alternative either to net income or net cash used in operating activities, both of which are determined in accordance with GAAP. Because EBITDA is not calculated under GAAP, the firm’s EBITDA may not be comparable to similarly titled measures used by other companies.

Below is a reconciliation of net income to EBITDA (in thousands):

	Three Months Ended March 31,
	2011	2010
Net income	$1,490	$246
Add:
Interest expense, net of interest income	7,963	11,330
Provision for income taxes	533	124
Depreciation and amortization	18,315	17,713

EBITDA	$28,301	$29,413

Below is a reconciliation of net cash used in operating activities, the most comparable cash flow measure on the consolidated statements of cash flows, to EBITDA (in thousands):

	Three Months Ended March 31,
	2011	2010
Net cash used in operating activities	$(197,179)	$(146,332)
Add:
Interest expense, net of interest income	7,963	11,330
Change in working capital and non-cash expenses	216,984	164,291
Provision for income taxes	533	124

EBITDA	$28,301	$29,413

2.	For purposes of segment operating results, the allocation of restructuring charges to the segments has been determined to not be meaningful to investors, so the performance of segment results has been evaluated without allocation of these charges.

3.	Each geographic region offers the firm’s full range of Real Estate Services businesses consisting primarily of tenant representation and agency leasing; capital markets; property management and facilities management; project and development services; and advisory, consulting and valuations services. The Investment Management segment provides investment management services to institutional investors and high-net-worth individuals.

4.	The consolidated statements of cash flows are presented in summarized form. For complete consolidated statements of cash flows, please refer to the firm’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2011, to be filed with the Securities and Exchange Commission shortly.

5.	EMEA refers to Europe, Middle East, and Africa. MENA refers to Middle East and North Africa. Greater China includes China, Hong Kong, Macau and Taiwan.

6.	Certain prior year amounts have been reclassified to conform to the current presentation.